UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2006

DATA SYSTEMS & SOFTWARE INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey		07430
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2006, the Registrant entered into indemnification agreements with all of its then current officers and directors which provide that the Registrant will indemnify each director or officer who becomes a party thereto against claims arising out of events or occurrences related to such individual’s service on the Registrant’s board of directors or in his capacity as an officer of the Registrant or one of its subsidiaries, provided such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In addition under the indemnification agreements, the Registrant agrees to maintain the directors’ and officers’ liability insurance covering its directors and officers on terms no less favorable than those under the Registrant’s current coverage. It is expected that the Registrant will enter into an indemnification agreement in substantially the same form with any newly appointed directors and officers.

                The foregoing is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of March 2006.

DATA SYSTEMS & SOFTWARE, INC.

By:	/s/ Sheldon Krause
Name: Sheldon Krause
Title: Secretary and General Counsel